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                                                     EXHIBIT 3(b)



                 BYLAWS OF SOUTHERN UNION COMPANY
              (as amended through October 26, 1999)



                   ARTICLE I - STOCKHOLDERS
                               ------------

Section 1.  Annual Meetings.  Annual meetings of stockholders for
            ---------------
the election of directors and the transaction of such other busi-ness as may properly be brought before the meeting shall be held on the second Tuesday in November at such time and place or on such other date and time, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2.  Special Meetings.  Special meetings of stockholders
            ----------------
of the Company may be called only by the Board of Directors pur-suant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or by the holders of not less than a majority of the voting power of all of the then-outstanding shares of any class or series of capital stock of the Company entitled to vote generally in the election of directors. Any such special meeting shall be held at such time and such place, either within or without the State of Delaware, as designated in the call of such meeting. The business to be transacted at any such meeting shall be limited to that stated in the call and notice thereof.

Section 3.  Notice of Meetings.  At least ten (10) days before
            ------------------
each meeting of stockholders, other than an adjourned meeting, written or printed notice, stating the time and place of the meeting and generally the nature of the business to be con-sidered, shall be given by the Secretary to each stockholder entitled to vote at the meeting, at such stockholder's last known address as shown by the Company's stock records.

Section 4.  Record Date.  The Board of Directors shall fix a
            -----------
record date for determination of stockholders entitled to receive notice of and vote at each stockholders' meeting, which such date shall not be more than sixty (60) days or less than ten (10) days before the date of the meeting; provided, however, that when a meeting is adjourned to another time, no new record date need be fixed for the adjourned meeting, unless the adjournment is for more than thirty (30) days. In the absence of any action by the Board of Directors, the date upon which the notice is mailed shall be the record date.

Section 5.  Quorum.  Except as provided in the next section, a
            ------
quorum for the transaction of business at any duly called meeting of stockholders shall be any number of stockholders, present in person or represented by proxy at the meeting, who together are the holders of at least a majority of the shares of issued and outstanding stock the holders of which are entitled to vote at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6.  Adjournment of Meetings.  If any meeting of stock-
            -----------------------
holders cannot be organized for failure of a quorum to be present as provided above, the meeting may, after the lapse of at least half an hour, be adjourned form time to time by the affirmative vote of the holders of a majority of the stock having voting power who are present in person or represented by proxy, and unless adjournment is for more than thirty (30) days or a new record date is fixed, no notice shall be required for any such adjourned meeting. If, however, notice of such adjourned meeting is sent to the stockholders entitled to receive the same at least ten (10) days in advance thereof, such notice stating (a) the purpose of the meeting, (b) that the previous meeting could not be organized for lack of a quorum, and (c) that under the provi-sions of this section, it is proposed to hold the adjourned meeting with a quorum of those present, though representing less than a majority of the stock, then any number of stockholders entitled to vote who are present in person or represented by proxy shall constitute a quorum at such adjourned meeting for the transaction of business, unless the number of stockholders present constitutes less than one-third (1/3) of the shares entitled to vote at the meeting.

Section 7.  Voting.
            ------

  (a) Election of Directors. In voting for election of direc-tors, the voting shall be by written ballot, each stock-holder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for election of directors with respect to the shares of stock held by the stockholder multiplied by the number of directors to be elected by the stockholder, and the stockholder may cast all of such votes for a single direc-tor or may distribute them among the number of directors to be voted for or for any two or more of them as the stockholder may see fit. Any stockholder who intends to cumulate votes shall give written notice of such intention to the Secretary of the Company no later than ten days after the date on which notice of such meeting was first sent to stockholders. The number of nominees for election as director up to the number of directors to be elected receiving the greatest number of votes shall be those elected.

  (b) Other Matters. At all meetings of stockholders all ques-tions except the election of directors, and except as otherwise expressly provided by statute or the Certificate of Incorporation, shall be determined by the vote of the holders of a majority of the stock having voting power represented at the meeting in person or by proxy. The manner of voting (by ballot, voice vote or showing of hands) shall be at the discretion of the chairman of the meeting, unless otherwise provided by statute, the Cer-tificate of Incorporation, or these By-Laws.

Section 8.  Proxies.  A stockholder may vote through a proxy
            -------
appointed by a written instrument signed by the stockholder or by the stockholder's duly authorized attorney-in-fact and delivered to the Secretary at or prior to the meeting. No proxy shall be valid after six (6) months of the date of its execution unless a longer period is expressly provided therein. Each proxy shall be revocable unless expressly provided to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 9.  Certain Rules of Procedure Relating to Stockholder
            --------------------------------------------------
Meetings.  All stockholder meetings, annual or special, shall be
--------
governed in accordance with the following rules:

  (i) The Inspectors of Election and Tellers Committee shall be composed of such persons designated by resolution of the Board of Directors in advance of any such meeting.

  (ii) Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.

  (iii) The Chairman of the Board and Chief Executive Officer or the President shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the Chairman of the Board and Chief Executive Officer or the President (whichever is presiding). The Chairman of the Board and Chief Executive Officer or the President (whichever is presiding) shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the Chairman of the Board and Chief Executive Officer or the President (whichever is presiding) shall have the power to adjourn or recess the meeting (except as provided in Article I, Section 6), to silence or expel persons to insure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any stockholder, to limit the number of questions a stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the Chairman of the Board and Chief Executive Officer or President (whichever is presiding) or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name.

Section 10.  Requests for Stockholder List and Company Records.
             -------------------------------------------------
Stockholders shall have those rights afforded under the General Corporation Law of the State of Delaware to inspect a list of stockholders and other related records and to make copies or extracts therefrom. Such request shall be in writing in compli-ance with Section 220 of the General Corporation Law of the State of Delaware. In addition, any stockholder making such a request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Company and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Company. Each stockholder desiring a photostatic or other duplicate copies of any of such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Company's principal executive offices are located. Alternative arrangements with respect to this Section 10 may be permitted in the discretion of the President of the Company or by vote of the Board of Direc-tors.

Section 11.  New Business.  Any new business to be taken up at
             ------------
any annual meeting of stockholders shall be stated in writing and filed with the Secretary at least ten (10) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting of stock-holders. Any stockholder may make any other proposal at the annual meeting, and the proposal may be discussed and considered, but unless stated in writing and filed with the Secretary at least ten (10) days before the meeting such proposal shall be postponed for action at an adjourned, special or annual meeting of stockholders taking place thirty (30) days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of stockholders of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated as herein provided."


                   ARTICLE II - DIRECTORS
                                ---------

Section 1.  Powers.  The business, property and affairs of the
            ------
Company shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-Laws required to be exercised or done by the stockholders.

Section 2.  Number and Term of Office.  Except as otherwise pro-
            -------------------------
vided in the Company's Restated Certificate of Incorporation and subject to the rights of the holders of any series of the Com-pany's Preferred Stock to elect additional directors, the number of directors which shall constitute the whole Board of Directors shall be not less than five (5) nor more than fifteen (15). Within such limits, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of autho-rized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolu-tion is presented to the Board of Directors for adoption). Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors whose directorships are being eliminated (as determined by the Board of Directors) unless, at the time of such decrease, there shall be vacancies on the Board of Directors which are being eliminated by the decrease. The Board of Directors shall be divided into three
(3) classes serving for those initial terms as provided in Article EIGHTH of the Company's Restated Certificate of Incorpo-ration. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stock-holders. Notwithstanding any provision of this Section 2 or
Section 3 below, whenever the holders of the Company's Preferred Stock shall have the right to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of directorships shall be governed by the terms of the Company's Restated Certificate of Incorporation applicable thereto.

Section 3.  Filling of Vacancies.  Subject to the rights of the
            --------------------
holders of any class or series of any capital stock of the Com-pany entitled to vote generally in the election of directors then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized direc-tors constituting the entire Board of Directors shall shorten the term of any incumbent director.

Section 4.  Place and Manner of Meetings.  The Board of Directors
            ----------------------------
and any committee of the Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Members of the Board of Directors may participate in such meetings by means of conference telephone or similar com-munications equipment by means of which all persons participating in the meeting can hear each other and such participation consti-tutes presence in person at such meeting.

Section 5.  Organizational Meetings.  Immediately after each
            -----------------------
annual meeting of stockholders, the newly elected directors shall meet for the purpose of organization, election of officers and the transaction of any business, if a quorum be present. No notice of any such organizational meeting shall be required.

Section 6.  Regular Meetings.  Regular meetings of the Board of
            ----------------
Directors may be held without notice at such places and times as shall be determined from time to time by the Board of Directors.

Section 7.  Special Meetings.  Special meetings of the Board of
            ----------------
Directors may be called by the Chairman of the Board, the Chair-man of the Executive Committee or the President and shall be called by the Secretary on the written request of any two (2) directors, upon at least two (2) days notice stating the time and place of the meeting given to each director by mail, telegraph or telephone. Except as otherwise expressly provided by statute, the Certificate of Incorporation, or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting must be specified in the notice or waiver of notice.

Section 8.  Action Without Meeting.  Any action which may be
            ----------------------
taken at a meeting of the Board of Directors or at any meeting of a Committee of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board of Direc-tors or the committee and filed with the minutes of the pro-ceedings of the Board of Directors or the committee. Such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 9.  Quorum.  A majority of the directors shall constitute
            ------
a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present, if a quorum exists, shall be the act of the Board of Directors except as may be otherwise expressly provided by statute, the Certificate of Incorporation or these By-Laws. In the case of an equality of votes on any question before the Board of Directors, the Chairman of the Board of the Company shall have a second and deciding vote.

Section 10.  Adjourned Meetings.  Any meeting of the Board of
             ------------------
Directors may be adjourned from time to time to reconvene at the same or a different place, upon resolution of the Board of Direc-tors or a majority of the directors present, if less than a quorum, and no notice of any adjourned meeting or meetings or the business to be transacted thereat shall be necessary.

Section 11.  Advisory Directors.  The Board of Directors from
             ------------------
time to time may appoint one or more persons as advisory direc-tors of the Company, to serve in such capacity until the next organizational meeting of the Board of Directors provided for in
Section 5 of this Article. No such advisory director shall be entitled to vote at any meeting of the Board of Directors nor shall such advisory director be counted for purposes of deter-mining the presence of a quorum at any such meeting. Each such advisory director, however, shall be entitled to notice of, to attend, and to participate in the deliberations of, all meetings of the Board of Directors.

Section 12.  Compensation of Directors and Advisory Directors.
             ------------------------------------------------
Directors and advisory directors shall not receive any salary for their services as directors, but as authorized by the Board of Directors they shall be paid their expenses of attendance at meetings of the Board of Directors and any committees of the Board of Directors and a fixed fee for attendance at each such meeting, series of meetings, and/or a regular retainer payable quarterly, monthly or otherwise. Nothing herein contained shall be construed to preclude any director or advisory director from serving the Company in any other capacity and receiving compensa-tion therefor.

Section 13.  Nominating Procedure for Directors and Qualifica-
             ------------------------------------------------
tions.
-----

  (a) Nominating Procedure. Except as otherwise provided in the Company's Restated Certificate of Incorporation relating to the rights of the holders of any series of the Com-pany's Preferred Stock to elect additional directors, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholders's intent to make such nomina-tion or nominations has been given to the Secretary of the Company not later than (1) with respect to an election to be held at an annual meeting of stockholders, at least forty-five (45) days in advance of such meeting and (2) with respect to an election to be held at a special meeting of stockholders, no later than ten days after the date on which notice of such meeting was first sent to stockholders. Each such notice shall set forth (i) the name, age, residence address and business address of the nominating stockholder and of the person or persons to be nominated; (ii) a representation that the nominating stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or per-sons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stock-holder or such nominees are to be elected; (iv) such other information regarding each nominee proposed by such stock-holder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securi-ties and Exchange Commission, had the nominee been nomi-nated, or intended to be nominated, by the Board of Directors or a committee thereof; (v) a statement as to each proposed nominee and a statement as to the nominating stockholder stating whether the nominee or stockholder has been a participant in any proxy contest or other change of corporate control within the past ten years, and, if so, the statement shall indicate the principals involved, the subject matter of the contest, the outcome thereof and the relationship of the nominee and the stockholder to the principals; (vi) if any shares of the Company's stock owned of record or beneficially, directly or indirectly, by each proposed nominee or the nominating stockholder were acquired in the last two years, a statement of the dates of acquisition and amounts acquired on each date;
       (vii) a description of any arrangement or understanding of each nominee and of the nominating stockholder with any person regarding future employment by the nominee or stockholder with the Company or any future transaction to which the Company will or may be a party; (viii) a state-ment as to each nominee and a statement as to the nomi-nating stockholder as to whether or not the nominee or stockholder will bear any part of the expense incurred in any proxy solicitation, and, if so, the amount thereof;
       (ix) the consent of each nominee to serve as a director of the Company if so elected; and (x) any plans or proposals that each nominee or the nominating stockholder may have that relate to or may result in the acquisition or dispo-sition of securities of the Company, an extraordinary corporate transaction (such as a merger, reorganization or liquidation) involving the Company or any of its subsidi-aries, a sale or transfer of a material amount of assets of the Company or of any of its subsidiaries, any change in the Board of Directors or management of the Company (including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board), any material change in the present capitalization or dividend policy of the Company, any change in the Com-pany's Restated Certificate of Incorporation or By-Laws, causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be quoted on an inter-dealer quotation system of a registered national securities association, a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, or any other material change in the Company's business or corporate structure or any action similar to those listed above.
       The Board of Directors of the Company may disqualify any nominee who fails to provide it with complete and accurate information as required above. The President may, in his discretion, determine and declare to the meeting that a nomination not made in accordance with the foregoing pro-cedure shall be disregarded.

  (b) Certain Qualifications. No person shall be a member of the Board of Directors, (i) who owns, together with his family residing with him, directly or indirectly, more than one percent (1%) of the outstanding shares of any other entity, or an affiliate or subsidiary thereof, that competes with the Company or any of its subsidiaries, (ii) who is a director, officer, employee, agent, a nominee, attorney or investment banker of or for any other entity, or an affiliate or subsidiary thereof, that competes with the Company or any of its subsidiaries or (iii) who has or is the nominee of anyone who has any contract, arrangement or understanding with any other entity, or an affiliate of subsidiary thereof, that competes with the Company or any of its subsidiaries or with any officer, employee, agent, nominee, attorney or other representative thereof, that he will reveal or in any way utilize information obtained as a director or that he will directly or indirectly attempt to effect or encourage any action of the Company. Direc-tors must be stockholders of the Company. Notwithstanding any limitation in this subsection 14(b), the Board of Directors in their discretion may waive any or all of the above requirements.

Section 14.  Interested Directors.  No contract, transaction or
             --------------------
act of the Company shall be affected by the fact that a director of the Company is in any way interested in, or connected with, any party to such contract, transaction or act, if the interested director shall at least five days prior to the date of any meeting of the Board of Directors, regular or special, at which such contract, transaction or act is to be considered, give notice in writing to each of the remaining directors of his interest in or in connection with the proposed contract, transac-tion or act. If such condition is complied with, the interested director may be counted in determining a quorum at any meeting of the Board of Directors which shall authorize any such contract, transaction or act, but may not vote thereat.

Section 15.  Evaluation of Business Combinations.  The Board of
             -----------------------------------
Directors of the Company, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Company or to otherwise effect a Business Combination, shall, in connection with the exercise of its judgment as to what is in the best interests of the Company as a whole, be authorized to give due consideration to such factors as the Board of Direc-tors determines to be relevant, including, without limitation:

  (i)    the interests of the Company's stockholders;

  (ii) whether the proposed transaction violates federal or state law;

  (iii) an analysis of not only the consideration being offered in the proposed transaction, in relation to the then-current market price for the outstanding capital stock of the Company, but also in relation to the market for the capital stock of the Company over a period of years, the estimated price which might be achieved in a nego-tiated sale of the Company as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in other similar transactions, current political, economic and other factors bearing on securities prices and the Com-pany's financial condition and future prospects; and

  (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relation-ships with the Company and the communities in which the Company conducts it business.

In connection with any such evaluation, the Board of Directors is authorized to conduct its investigation and to engage in such legal proceedings as the Board of Directors may determine.


              ARTICLE III - EXECUTIVE COMMITTEE
                            -------------------

Section 1.  How Appointed.  By the affirmative vote of a majority
            -------------
of the directors, the Board of Directors may appoint an Executive Committee made up of members of the Board of Directors consisting of a Chairman and at least one additional member. Vacancies occurring in the Executive Committee may be filled at any meeting of the Board of Directors.

Section 2.  Powers.  During the intervals between meetings of the
            ------
Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in the man-agement of the business, property and affairs of the Company, in such manner as the Executive Committee shall deem best for the interests of the Company in all cases in which specific direc-tions shall not have been given by the Board of Directors, and as respects all matters which are not by statute, the Certificate of Incorporation or these By-Laws required to be acted upon by the Board of Directors. Incident to the exercise of such powers the Executive Committee shall have the power to authorize the seal of the Company to be affixed to all papers which may require it.

Section 3.  Procedures, Meetings and Quorum.  The Executive Com-
            -------------------------------
mittee of the Board of Directors may make its own rules or pro-cedures. It shall meet on the call of the Chairman or any two
(2) of its members, and at any other time or times specified by the Board of Directors. A majority of the members of the Execu-tive Committee shall constitute a quorum for the transaction of business, and in every case the affirmative vote of a majority of the Committee's members shall be necessary for the taking of any action.

Section 4.  Committee to Report to Board of Directors.  All
            -----------------------------------------
actions by the Executive Committee of the Board of Directors shall be recorded in minutes of the Committee's proceedings and shall be reported to the Board of Directors at the next meeting of the Board of Directors and, unless copies thereof shall previously have been distributed to the directors, the minutes of the Committee reflecting such actions shall be made available for the information of the directors attending such meeting of the Board.

Section 5.  Chairman of the Executive Committee.  The Chairman of
            -----------------------------------
the Executive Committee shall be entitled to preside at the meetings of the Committee.


                  ARTICLE IV - AUDIT COMMITTEE
                               ---------------

Section 1.  How Appointed.  By the affirmative vote of a majority
            -------------
of the directors, the Board of Directors may appoint an Audit Committee made up of members of the Board of Directors who are not also employed as full time officers of the Company and con-sisting of a Chairman and at least one (1) and not more than two
(2) additional members. Vacancies occurring in the Audit Com-mittee may be filled at any meeting of the Board of Directors.

Section 2.  Powers.  The Audit Committee shall have the following
            ------
powers, responsibilities and duties: the recommendation to the Board of Directors of the engagement or discharge of the inde-pendent auditor; the review with the independent auditor of the plan and results of the auditing engagement; the review of the scope and results of the Company's internal auditing procedures; the approval of each professional service provided or to be pro-vided by the independent auditor; the consideration of the range of audit and nonaudit fees; and the review of the Company's sys-tem of internal accounting controls. And, to the extent not otherwise required by statute, the Certificate of Incorporation or these By-Laws to be exercised or done by the stockholders or the Board of Directors, the Audit Committee shall have and may exercise all powers and authority of the Board of Directors in the management of the business, property and affairs of the Com-pany that are delegated or assigned to the Audit Committee from time to time by the Board of Directors.

Section 3.  Procedures, Meetings and Quorum.  The Audit Committee
            -------------------------------
may make its own rules of procedures. It shall meet on the call of the Chairman or other member and at any other time or times specified by the Board of Directors. Both members of the Audit Committee shall be necessary to constitute a quorum for the transaction of business, and in every case the affirmative vote of both of the Committee's members shall be necessary for the taking of any action.

Section 4.  Committee to Report to Board of Directors.  All
            -----------------------------------------
actions by the Audit Committee shall be reported to the Board of Directors at the next meeting of the Board and, unless copies thereof shall previously have been distributed to the directors, the minutes of the Committee reflecting such action shall be made available for the information of the directors attending such meeting of the Board.


           ARTICLE V - EXECUTIVE COMPENSATION COMMITTEE
                       --------------------------------

Section 1.  How Appointed.  By the affirmative vote of a majority
            -------------
of the directors, the Board of Directors may appoint an Executive Compensation Committee made up of members of the Board of Direc-tors who are not also employed as full time officers of the Company and consisting of a Chairman and not less than two (2) additional members. Vacancies occurring in the Executive Compen-sation Committee may be filled at any meeting of the Board of Directors.

Section 2.  Powers and Duties.  The Executive Compensation Com-
            -----------------
mittee shall review from time to time the compensation being paid by the Company to officers of the Company and all plans, provi-sions and policies of the Company covering the payment of various kinds of benefits to the various classifications of Company employees including, without being limited to, retirement income, group insurance, savings plans, retirement income plans, severance pay plans, stock option plans and long-term disability plans and based upon such review, the Executive Compensation Committee shall from time to time make recommendations to the entire Board of Directors with respect to changes and modifica-tions in such plans and benefits as the Executive Compensation Committee shall have determined to be appropriate. In addition, the Executive Compensation Committee shall have and may exercise such powers and authority to the extent not otherwise required by statute, the Certificate of Incorporation or these By-Laws to be acted upon the Board of Directors or stockholders, as may be delegated or assigned to the Executive Compensation Committee from time to time by the Board of Directors.

Section 3.  Procedures, Meetings and Quorum.  The Executive Com-
            -------------------------------
pensation Committee may make its own rules of procedures. It shall meet on the call of the Chairman of any two (2) of its members and at any other time or times specified by the Board of Directors. A majority of the members of the Executive Compensa-tion Committee shall constitute a quorum for the transaction of business, and in every case the affirmative vote of a majority of the Committee's members shall be necessary for the taking of any action.

Section 4.  Committee to Report to Board of Directors.  All
            -----------------------------------------
actions by the Executive Compensation Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors and, unless copies thereof shall previously have been distributed to the directors, the minutes of the Committee reflecting such actions shall be made available for the informa-tion of the directors attending such meeting of the Board.


                 ARTICLE VI - OTHER COMMITTEES

Section 1.  Designation.  The Board of Directors may, from time
            -----------
to time, designate other committees, with such lawfully delegated powers and duties with regard to the management of the business, property and affairs of the Company as the Board of Directors may confer, to serve at the pleasure of the Board and shall, for those committees, elect a director or directors to serve as the member of members. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or members of, and to discharge any such committee.

Section 2.  Conduct of Business.  Each committee may determine
            -------------------
the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided by statute, the Board of Directors or these By-Laws. Adequate provisions shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum and all matters shall be determined by a majority vote of the members present.

Section 3.  Committees to Report to Board of Directors.  All
            ------------------------------------------
actions by each committee of the Board of Directors shall be recorded in minutes of each committee's proceedings and shall be reported to the Board of Directors at the next meeting of the Board of Directors and, unless copies thereof shall previously have been distributed to the directors, the minutes of the com-mittee reflecting such actions shall be made available for the information of the directors attending such meeting of the Board.


                     ARTICLE VII - OFFICERS
                                   --------

Section 1.  Executive and Other Officers.  The officers of the
            ----------------------------
Company shall include a Chairman of the Board, a President, a Treasurer, a Secretary and a Controller. The officers of the Company may also include one or more Vice Presidents, any one or more of whom may be designated an Executive Vice President or a Senior Vice president, a General Counsel, and such other officers and assistant officers as the Board of Directors from time to time may deem necessary for the proper conduct of the company's business. Only the President need be a director. Divisions of the company may also have officers as designated by the Board of Directors. One person may be elected to any one or more of the officer positions specified in these By-Laws.

Section 2.  Election and Term of Office.  The officers of the
            ---------------------------
Company and any divisions of the Company shall be elected annually by the Board of Directors at the first meeting thereof after each annual meeting of stockholders. Additional officers may also be elected by the Board of Directors at any time. Each officer shall hold office until death, removal or resignation or until a successor is duly elected and qualified.

Section 3.  Removal and Vacancies.  Any officer may be removed by
            ---------------------
the Board of Directors at any time whenever in its judgment the best interests of the Company would be served thereby. All vacancies among the officers shall be filled by the Board of Directors, except that the Board of Directors in its discretion may abolish or leave unfilled when vacant any offices other than those of the President, the Treasurer and the Secretary.

Section 4.  Chairman of the Board.  The Chairman of the Board
            ---------------------
shall be the chief executive officer and chief policy officer of the Company elected from among the directors and shall be entitled to preside at all meetings of the stockholders and of the Board of Directors at which the Chairman of the Board is present. The Chairman of the Board shall perform the duties incident to the office of the Chairman of the Board and chief executive officer and, subject to the direction of the Board of Directors, shall have overall responsibility for the management and direction of the business, property and affairs of the Com-pany, unless some other officer of the Company shall have been designated by the Board of Directors to serve as such chief executive officer. The Chairman of the Board shall also have such other powers and duties as may be prescribed from time to time by the Board of Directors.

Section 5.  President.  The President shall be the chief
            ---------
operating officer of the Company and, subject to the direction of the Board of Directors, shall be responsible for supervising the day to day operations of the business of the Company; shall have the authority to execute bonds, mortgages, guaranties and other contracts on behalf of the Company, and shall also have such other powers and duties as may be prescribed from time to time by the Board of Directors.

Section 6.  Vice Presidents.  The Vice Presidents in the order
            ---------------
designated by the Board of Directors or in the absence of any designation, then in the order of their rank (Executive Vice president, Senior Vice President, Vice President) and within their rank by their seniority, shall in the absence or disability of the President, be vested with all the powers and shall perform all the duties of the President unless and until the Board of Directors shall otherwise determine. The Vice Presidents shall also have such other powers and duties as may from time to time be prescribed by the President or by the Board of Directors.

Section 7.  General Counsel.  The General Counsel shall be the
            ---------------
chief legal officer of the Company and as such, shall:

  (a) Be responsible for the supervision and management of all judicial, administrative and other legal proceedings involving the Company;

  (b) Prepare, review or review or cause to be prepared, revised or reviewed legal documents proposed to be executed on be-half of the Company as may be requested from time to time by the directors, officers and employees of the Company;

  (c) Render legal opinions to the directors, officers and employees of the Company on all matters of concern to the Company as may be requested from time to time; and

  (d) Be responsible for retaining outside counsel for the Com-pany, as approved by the President of the company.

In addition, the General Counsel shall also have such other powers and duties as may from time to time be prescribed by the President or by the Board of Directors.

Section 8.  Treasurer.  The Treasurer shall have custody of and
            ---------
be responsible for all funds and securities of the Company except as otherwise provided by the Board of Directors. The Treasurer shall disburse the funds and pledge the credit of the Company as may be directed by the Board of Directors and shall also have such other powers and duties as may from time to time be prescribed by the President or by the Board of Directors.

Section 9.  Secretary.  The Secretary or any Assistant Secretary
            ---------
designated by the Secretary or the President shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required to be given to holders of the Company's securities, and shall keep minutes of all meetings of the stockholders, the Board of Directors, the Executive Committee when required, or any other committee, if requested. The Secre-tary or any Assistant Secretary shall have custody of the seal of the Company and shall have authority to affix and attest to the same on instruments requiring it. In addition, the Secretary shall also be responsible for supervision of the activities of the Transfer Agent of the Company with regard to transfer of stock, maintenance of a list of stockholders of record and pay-ment of dividends on Company stock. The Secretary shall also have such other powers and duties as may from time to time be prescribed by the President or by the Board of Directors.

Section 10.  Controller.  The Controller shall be the chief
             ----------
accounting officer of the Company. The Controller shall cause to be maintained accurate accounts reflecting all business transac-tions of the Company and shall develop, coordinate and administer procedures for adequate accounting control of the Company's revenues, expenses and capital investments. The Controller shall report and interpret the financial results of operations to all levels of management and perform other duties as may from time to time be prescribed by the President or by the Board of Directors.

Section 11.  Other Officers.  Each of the officers elected by the
             --------------
Board of Directors, other than those referred to in Sections 5 through 10 of this Article, shall have such powers and duties as may from time to time be prescribed by the President or by the Board of Directors.


               ARTICLE VIII - CAPITAL STOCK
                              -------------

Section 1.  Stock Certificates.  Each stockholder of the Company
            ------------------
shall be entitled to one or more certificates, under the seal of the Company or a facsimile thereof, signed by the President or Vice president and the Treasurer or Assistant Treasurer or Secre-tary or Assistant Secretary of the Company, certifying the number of shares owned by the Stockholder in the Company provided, how-ever, that where such certificate is signed by a registrar acting on behalf of the Company, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Company, or any officer or employee of the transfer agent, may be facsimile.

In case any officer of the Company, or officer or employee of the transfer agent, who has signed or whose facsimile signature has been used on any such certificate shall cease to be such officer of the Company, or officer or employee of the transfer agent, because of death, resignation, or otherwise, before the certifi-cate is issued, such certificate shall nevertheless be deemed adopted by the Company and may thereafter be issued and delivered by the Company as though the person who signed such certificate or whose facsimile signature has been used thereon had not ceased to be such officer of the Company, or officer or employee of the transfer agent.

The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share of shares on the part of any other person, whether or not it has actual or other notice thereof.

Section 2.  Transfer of Shares.  The shares of stock of the Com-
            ------------------
pany shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal repre-sentatives, and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued.

Section 3.  Lost Certificates.  A new certificate or certificates
            -----------------
of stock may be issued in the place of any certificate alleged to have been lost, stolen, mutilated, or destroyed theretofore issued by the Company and/or by any corporation of which the Company is the successor upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, mutilated, or destroyed. The Board of Directors may, in its discretion, require the owner or the owner's legal representa-tives, as a condition precedent to the issue of a new certifi-cate, in the case of a mutilated certificate, to surrender the mutilated certificate, or in the case of a lost, destroyed or stolen certificate, to give the Company a bond sufficient to indemnify it or its transfer agent, or both, against any claim that may be made on account of the alleged loss, destruction or theft of any such certificate or the issuance of any such new certificate.

Section 4.  Dividends.  Subject to the provisions of law and the
            ---------
Certificate of Incorporation, dividends upon the capital stock of the Company or any class or series of shares thereof may be declared by the Board of Directors at any regular or special meeting, payable in cash, property or shares of the Company's capital stock, at such times and in such amounts as the Board of Directors, in its sole discretion, may think appropriate and in the best interest of the Company.


       ARTICLE IX - EXECUTION OF DOCUMENTS AND INSTRUMENTS
                    --------------------------------------

Section 1.  Deeds, Leases and Contracts.  Except as otherwise
            ---------------------------
provided by the Board of Directors, all deeds, leases, contracts, agreements and other formal documents shall be signed on behalf of the Company or any division of the Company by the President or a Vice President of the Company or of such division and, where a seal is required, sealed with the Company's seal or the seal of such division and attested by the Secretary or an Assistant Secretary of the Company or such division.

Section 2.  Checks, Drafts and Notes.  All checks, drafts or
            ------------------------
other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Company or any division of the Company shall be signed by the President or such other officer or officers or agent or agents of the Company or such division, and in such manner, as shall from time to time be determined by the Board of Directors.


            ARTICLE X - MISCELLANEOUS PROVISIONS
                        ------------------------

Section 1.  Corporate Seal.  The corporate seal shall be circu-
            --------------
lar, shall bear the name of the Company, the year of its organi-zation and the words "Corporate Seal, Delaware," and shall be in such form as shall be prescribed by the Board of Directors from time to time. Divisions of the Company may have seals as prescribed by the Board of Directors.

Section 2.  Fiscal Year.  The fiscal year of the Company shall
            -----------
end on June 30th of each year.

Section 3.  Notices.  Whenever the provisions of statute, the
            -------
Certificate of Incorporation or these By-laws require notice to be given to any director or stockholder, such notice, if in writing, shall be deemed validly given if delivered personally or by depositing the same in a United States post office or letter box in a sealed postpaid wrapper addressed to the last known address of the director or to the address of the stockholder appearing on the Company's stock records. Notices so mailed shall be deemed to have been given at the time of their mailing. Stockholders not entitled to vote at any meeting need not be given notice thereof except as otherwise provided by statute.

Section 4.  Waiver of Notices.  A waiver in writing of any notice
            -----------------
referred to in Section 3 of this Article, if signed by the direc-tor or stockholder entitled thereto, shall be deemed equivalent to the giving of such notice, regardless of when such waiver is signed or delivered to the Company. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 5.  Resignations.  Any resignation of a director shall be
            ------------
made in writing and shall take effect on the earlier of its acceptance by the board of directors or ten days after its re-ceipt by the President or Secretary. Any resignation of a member of a committee or officer shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the President or Secretary.

Section 6.  Inspection of Books.  The Board of Directors shall
            -------------------
determine from time to time whether the accounts and books of the Company, or any of them, shall be opened to the inspection of stockholders and, if permitted, when and under what conditions and regulations the accounts and books of the Company, or any of them, shall be open to the inspection of stockholders, and the stockholders' rights in this respect shall be restricted and limited accordingly.

Section 7.  Indemnification of Directors, Officers and Others.
            -------------------------------------------------
Directors and officers of the Company shall be indemnified to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to any other organization at the Company's request. Employees and agents of the Company who are not directors of officers thereof may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors. The provisions of this Section shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers or employees and shall inure to the benefit of their heirs, executors, and administrators. For the purposes of this Section, directors, officers, trustees or employees of an organi-zation shall be deemed to be rendering service thereto at the Company's request if such organization is, directly or indi-rectly, a wholly-owned subsidiary of the Company or it designated by the Board of Directors as an organization service to which shall be deemed to be so rendered.

Section 8.  Amendment of By-Laws.  The Stockholders, by the
            --------------------
affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, or the Board of Directors, by the affirmative vote of a majority of the directors, may at any meeting, if the sub-stance of the proposed amendment shall have been stated in the notice of meeting, amend, alter or repeal any of these By-Laws.

Section 9.  Severability.  In case any one or more of the provi-
            ------------
sions contained in these By-Laws shall be for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and these By-Laws shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.